Exhibit 10.1
SIXTH AMENDMENT TO
EMPLOYMENT AGREEMENT

This Sixth Amendment, made as of February 1, 2016, by and between Minerals Technologies Inc., a Delaware corporation (the "Employer") and Joseph C. Muscari (the "Executive").

WHEREAS, the Employer and the Executive previously entered into an employment agreement, dated November 27, 2006, which was subsequently amended by the First Amendment thereto, dated as of December 18, 2008, the Second Amendment thereto, dated as of July 21, 2010, the Third Amendment thereto, dated as of February 1, 2013, the Fourth Amendment thereto, dated as of March 1, 2014, and the Fifth Amendment thereto, dated as of February 24, 2015 (as amended thereby, the "Employment Agreement"); and

WHEREAS, the Employer and the Executive now wish to amend the Employment Agreement to extend its expiration date;

NOW, THEREFORE, the Employer and the Executive hereby amend the Employment Agreement, effective the date hereof, as follows:

1.            The second sentence of Section 1(a) is hereby amended to read as follows:

For purposes of this Agreement, "Term" shall mean a period of ten (10) years beginning on the Commencement Date and ending on the day before the tenth anniversary thereof, but not earlier than March 1, 2017.

IN WITNESS WHEREOF, the Employer and the Executive have executed and delivered this amendment effective as of the date shown above.

MINERALS TECHNOLOGIES INC.

By:	/s/ Thomas J. Meek	2/1/2016
	Thomas J. Meek	Date
Senior Vice-President, General Counsel,
Human Resources, Secretary and Chief Compliance Officer

Agreed to by:
	/s Joseph C. Muscari	2/1/2016
	Joseph C. Muscari	Date